UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

Adoption of the New Accounting Standard for Net Periodic Benefit Cost Presentation

Mondelēz International, Inc. and subsidiaries (collectively, “we,” “our” or “Mondelēz International”) are furnishing this current report to provide supplemental financial information related to the retrospective impact of presenting net periodic benefit cost in accordance with revised guidance issued by the Financial Accounting Standards Board (“FASB”).

As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, in March 2017, the FASB issued an Accounting Standards Update (“ASU”) to improve the presentation of net periodic pension and postretirement benefit costs. The standard requires employers to disaggregate the service cost component from the other components of net benefit cost and disclose the amount and location where the net benefit cost is recorded in the income statement or capitalized in assets. The standard is to be applied on a retrospective basis for the change in presentation in the income statement and prospectively for the change in presentation on the balance sheet. The ASU is effective for fiscal years beginning after December 15, 2017, with early adoption permitted. We adopted the standard on January 1, 2018.

As a result of this adoption, we have disaggregated the components of our net periodic pension and postretirement benefit costs and moved components other than service costs to a new line item, benefit plan non-service (income)/expense, located below operating income. Therefore, this change has resulted in revisions of our financial results for reported gross profit, operating income and segment operating income as well as for our non-GAAP financial results for Adjusted Gross Profit, Adjusted Operating Income and Adjusted Segment Operating income. The changes described above will have no impact on our previously reported consolidated net revenues, net earnings or earnings per share (“EPS”), nor on our non-GAAP financial results for Organic Net Revenue and Adjusted EPS, for any period. These changes also do not amend or modify any disclosure contained in, or reflect events occurring subsequent to the filing of, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. See the chart below and Exhibit 99.1 for the revised unaudited GAAP and non-GAAP financial information for all quarters of 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015.

Mondelēz International, Inc. and Subsidiaries

Revised Amounts Reflecting Reclassification of Benefit Plan Components

(in millions of U.S. dollars)

(Unaudited)

	2015	2016	2017	2016				2017
	FY	FY	FY	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revised (GAAP)
Gross Profit	$11,515	$10,104	$10,034	$2,530	$2,510	$2,479	$2,585	$2,518	$2,314	$2,549	$2,653
Gross Profit Margin	38.9%	39.0%	38.7%	39.2%	39.8%	38.8%	38.2%	39.3%	38.7%	39.0%	38.1%
Operating Income	$8,954	$2,554	$3,462	$714	$637	$698	$505	$825	$636	$1,171	$830
Operating Income Margin	30.2%	9.9%	13.4%	11.1%	10.1%	10.9%	7.5%	12.9%	10.6%	17.9%	11.9%
Revised Adjusted (Non-GAAP)
Gross Profit	$10,241	$10,098	$10,177	$2,566	$2,462	$2,493	$2,577	$2,545	$2,340	$2,574	$2,718
Gross Profit Margin	39.2%	40.0%	39.7%	40.7%	40.0%	40.0%	39.2%	40.5%	39.8%	39.5%	39.1%
Operating Income	$3,350	$3,773	$4,119	$985	$902	$964	$922	$1,033	$906	$1,089	$1,091
Operating Income Margin	12.8%	14.9%	16.1%	15.6%	14.7%	15.5%	14.0%	16.5%	15.4%	16.7%	15.7%

Non-GAAP Financial Measures

We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results, and provide additional insight and transparency on how we evaluate our business. We use non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We have detailed the non-GAAP adjustments that we make in our non-GAAP definitions below. The adjustments generally fall within the following categories: acquisition & divestiture activities, gains and losses on intangible asset sales and non-cash impairments, major program restructuring activities, constant currency and related adjustments, major program financing and hedging activities and other major items affecting comparability of operating results. We believe the non-GAAP measures should always be considered along with the related U.S. GAAP financial measures.

The definitions of our non-GAAP financial measures did not change as a result of the adoption of this ASU. For all periods presented in this Form 8-K, our non-GAAP financial measure Adjusted Operating Income is defined below and can also be found within our historically reported Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for periods presented. We have also supplementally provided below the definitions of Adjusted Gross Profit and Adjusted Segment Operating Income on a comparable basis. As new events or circumstances arise, these definitions could change over time. When these definitions change, we provide the updated definitions and present the related non-GAAP historical results on a comparable basis (1).

Adjusted Gross Profit – defined as gross profit excluding the 2012-2014 Restructuring Program (5); the 2014-2018 Restructuring Program (5); acquisition integration costs; incremental costs associated with the Jacobs Douwe Egberts (“JDE”) coffee business transactions; the operating results of divestitures (2); the historical coffee business operating results (3); the historical Venezuelan operating results; mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (6); and incremental expenses related to the malware incident. We also present “Adjusted Gross Profit margin,” which is subject to the same adjustments as Adjusted Gross Profit. We believe that Adjusted Gross Profit and Adjusted Gross Profit margin provide improved comparability of underlying operating results. We also evaluate growth in Adjusted Gross Profit on a constant currency basis (4).

Adjusted Operating Income and Adjusted Segment Operating Income – defined as operating income (or segment operating income) excluding the impacts of the 2012-2014 Restructuring Program (5); the 2014-2018 Restructuring Program (5); Venezuela remeasurement and deconsolidation losses and historical operating results; gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture (2) or acquisition gains or losses and related divestiture, acquisition and integration costs; the JDE coffee business transactions (3) gain and net incremental costs; the operating results of divestitures (2); our historical global coffee business operating results (3); mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (6); equity method investment earnings historically reported within operating income (7); benefits from the resolution of tax matters (8); CEO transition remuneration (9); and incremental expenses related to the malware incident. We also present “Adjusted Operating Income margin” and “Adjusted Segment Operating Income margin,” which are subject to the same adjustments as Adjusted Operating Income and Adjusted Segment Operating Income. We believe that Adjusted Operating Income, Adjusted Segment Operating Income, Adjusted Operating Income margin and Adjusted Segment Operating Income margin provide improved comparability of underlying operating results. We also evaluate growth in Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis (4).

(1)	When items no longer impact our current or future presentation of non-GAAP operating results, we remove these items from our non-GAAP definitions.

(2)	Divestitures include completed sales of businesses and exits of major product lines upon completion of a sale or licensing agreement.

(3)	We continue to have an ongoing interest in the legacy coffee business we deconsolidated in 2015 as part of the JDE coffee business transactions. For historical periods prior to the July 15, 2015 coffee business deconsolidation, we have reclassified any net revenue or operating income from the historical coffee business and included them where the coffee equity method investment earnings are presented within Adjusted EPS. As such, Organic Net Revenue, Adjusted Gross Profit and Adjusted Operating Income in all periods do not include the results of our legacy coffee businesses which are shown within Adjusted EPS only.

(4)	Constant currency operating results are calculated by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

(5)	Non-GAAP adjustments related to the 2014-2018 Restructuring Program reflect costs incurred that relate to the objectives of our program to transform our supply chain network and organizational structure. Costs that do not meet the program objectives are not reflected in the non-GAAP adjustments. Refer to our Annual Report on Form 10-K for the year ended December 31, 2016 for more information on the 2012-2014 Restructuring Program.

(6)	During the third quarter of 2016, we began to exclude unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency transaction derivatives from our non-GAAP earnings measures until such time that the related exposures impact our operating results. Since we purchase commodity and forecasted currency contracts to mitigate price volatility primarily for inventory requirements in future periods, we made this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of our underlying operating performance across periods. We also discontinued designating commodity and forecasted currency transaction derivatives for hedge accounting treatment. To facilitate comparisons of our underlying operating results, we have recast all historical non-GAAP earnings measures to exclude the mark-to-market impacts.

(7)	Historically, we have recorded income from equity method investments within our operating income as these investments operated as extensions of our base business. Beginning in the third quarter of 2015, we began to record the earnings from our equity method investments in after-tax equity method investment earnings outside of operating income following the deconsolidation of our coffee business. Refer to Note 1, Summary of Significant Accounting Policies, in our Annual Report on Form 10-K for the year ended December 31, 2016 for more information.

(8)	During 2017, we recorded benefits from the reversal of tax liabilities in connection with the resolution of a Brazilian indirect tax matter and settlement of pre-acquisition Cadbury tax matters. Refer to Note 12, Commitments and Contingencies—Tax Matters, in our Annual Report on Form 10-K for the year ended December 31, 2017 for more information.

(9)	On November 20, 2017, Dirk Van de Put succeeded Irene Rosenfeld as CEO of Mondelēz International in advance of her retirement at the end of March 2018. In order to incent Mr. Van de Put to join us, we provided him compensation with a total combined target value of $42.5 million to make him whole for incentive awards he forfeited or grants that were not made to him when he left his former employer. The compensation we granted took the form of cash, deferred stock units, performance share units and stock options. In connection with Irene Rosenfeld’s retirement, we made her outstanding grants of performance share units for the 2016-2018 and 2017-2019 performance cycles eligible for continued vesting and approved a $0.5 million salary for her service as Chairman from January through March 2018. We refer to these elements of Mr. Van de Put’s and Ms. Rosenfeld’s compensation arrangements together as “CEO transition remuneration.” We are excluding amounts we expense as CEO transition remuneration from our 2017 and future non-GAAP results because those amounts are not part of our regular compensation program and are incremental to amounts we would have incurred as ongoing CEO compensation. As a result, in 2017, we excluded amounts expensed for the cash payment to Mr. Van de Put and partial vesting of his equity grants. In 2018, we expect to exclude amounts paid for Ms. Rosenfeld’s service as Chairman and partial vesting of Mr. Van de Put’s and Ms. Rosenfeld’s equity grants.

We believe that the presentation of these non-GAAP financial measures, when considered together with our U.S. GAAP financial measures and the reconciliations to the corresponding U.S. GAAP financial measures, helps provide a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Because non-GAAP financial measures vary among companies, the non-GAAP financial measures presented in this report may not be comparable to similarly titled measures used by other companies. Our use of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for any U.S. GAAP financial measure. A limitation of the non-GAAP financial measures is they do not include all items of income and expense that affect us and have an impact on our U.S. GAAP reported results. The best way to address this limitation is by evaluating our non-GAAP financial measures in combination with our U.S. GAAP reported results and carefully evaluating the reconciliations of U.S. GAAP reported figures to the non-GAAP financial measures.

Financial Schedules

Exhibit 99.1 to this Form 8-K contains financial schedules that provide the reconciliations for our revised reported gross profit and operating income and our non-GAAP financial measures after the accounting change for net periodic pension cost and net periodic postretirement benefit cost for all quarters of 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Financial Schedules – Unaudited GAAP and Non-GAAP Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Brian T. Gladden
Name:	Brian T. Gladden
Title:	Executive Vice President and Chief Financial Officer

Date: April 13, 2018

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